Exhibit 99.1

FOR IMMEDIATE RELEASE

ESMARK INCORPORATED RECEIVES NOTICE FROM NASDAQ DUE TO DELAY IN FILING ITS 2007 ANNUAL REPORT ON FORM 10-K; PROVIDES UPDATE ON FINANCING

WHEELING, WV, April 25, 2008 – Esmark Incorporated (NASDAQ: ESMK) (the “Company”) today confirmed that, due to the failure to timely file its 2007 Annual Report on Form 10-K with the Securities and Exchange Commission, it received from Nasdaq on April 24, 2008 a Staff Determination letter dated April 17, 2008 stating that the Company is not in compliance with Nasdaq Marketplace Rule 4310(c)(14) for continued listing.

On April 1, 2008, the Company previously disclosed that it was unable to timely file its Annual Report on Form 10-K for the year ended December 31, 2007 without unreasonable effort or expense because finalization of the financial statements had been delayed due to the complexity of accounting related to the business combination involving the Company, Wheeling-Pittsburgh Corporation and Esmark Steel Service Group, Inc. (f/k/a Esmark Incorporated) consummated on November 27, 2007. While the Company has been diligently preparing its Annual Report on Form 10-K (including the financial statements contained therein), it was nonetheless unable to file its Form 10-K on or before the extended filing date for the Annual Report on Form 10-K of April 15, 2008.

The Staff Determination Letter states that Nasdaq would suspend trading of the Company’s common stock at the opening of business on April 28, 2008, and file a Form 25-NSE with the Securities and Exchange Commission to remove the Company’s securities from listing and registration on The Nasdaq Stock Market unless the Company requests an appeal of the Determination with the Nasdaq Listing Qualifications Panel in accordance with Nasdaq Marketplace Rules. The Company has requested such an appeal, automatically staying the suspension of the Company’s common stock and the delisting and deregistration from The Nasdaq Stock Market, pending the issuance of a written decision by the Panel. While the Company expects the notice of delisting would be withdrawn by Nasdaq in the event the Company files its Form 10-K before the hearing date, there can be no assurance, if a meeting of the hearing panel is held, that the hearing panel will grant the Company’s request for continued listing.

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Esmark Incorporated / Nasdaq Notification – Page 2

In addition, on April 18, 2008 the Company entered into an amendment with GE Corporate Lending that effectively exercised its option to extend the maturity date of its revolvers to May 31, 2008 for Wheeling-Pittsburgh Steel Corporation (WPSC) and ESSG. WPSC and ESSG may also further extend the maturity date of its revolvers up to September 30, 2008, provided that any further extension is 60 days prior to the maturity date of WPSC’s term loan. The Company currently expects that it may receive a going concern opinion in connection with its 2007 Form 10-K. The Company continues to evaluate all strategic alternatives and opportunities that could enhance liquidity and shareholder value.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, relating to the preparation of the Company’s Form 10-K for the fiscal year ended December 31, 2007, the listing of the Company’s securities with NASDAQ and the proposed refinancing of certain indebtedness. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, among others, factors relating to (i) the Company’s potential inability to refinance its indebtedness, (ii) the possibility that NASDAQ may reject the Company’s requests and, as a result, delist the Company’s common stock, (iii) in the event that the Company is successful in obtaining its requests from NASDAQ, the Company may still not be able to file the requisite periodic reports on a timely basis or otherwise comply with the NASDAQ listing requirements, which may also result in the delisting of the Company common stock and (iv) certain other risks detailed in the other reports and filings with the SEC by the Company, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements. In addition, any forward-looking statements represent the Company’s views only as of today and should not be relied upon as representing views as of any subsequent date. While the Company may elect to update forward-looking statements from time to time, it specifically disclaims any obligation to do so.

About Esmark Incorporated

Esmark Incorporated is a vertically integrated steel producer and distributor, combining steel production capabilities through both blast furnace and electric arc furnace technologies with the just-in-time delivery of value-added steel products to a broad customer base concentrated in the Ohio Valley and Midwest regions. Currently headquartered in Wheeling, WV, the Company is a producer of carbon flat-rolled products for the construction, container, appliance, converter/processor, steel service center, automotive and other markets. The company’s products include various sheet products such as hot rolled, cold rolled, hot dipped galvanized, electro-galvanized, black plate and electrolytic tinplate. More information about Esmark can be found at www.esmark.com.

Media Contacts: Dennis Halpin, 304.234.2421 (office) or 304.654.6474 (mobile), dhalpin@esmark.com; Bill Keegan, Edelman, 312.927.8424 (mobile), bill.keegan@edelman.com

Investor Relations Contact: Dennis Halpin, 304.234.2421 (office) or 304.650.6474 (mobile), dhalpin@esmark.com

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